UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2023

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Form 8-K/A amends the Form 8-K filed by Kohl’s Corporation (the “Company”) with the U.S. Securities and Exchange Commission on February 28, 2023 (the “Original 8-K”) to provide a description of the employment agreement entered into with Thomas Kingsbury (the “Employment Agreement”) in connection with Mr. Kingsbury’s appointment as the Company’s Chief Executive Officer and to provide copy of the Employment Agreement. At the time of the filing of the Original 8-K, the terms of the Employment Agreement had yet to be definitively determined.

The other disclosure contained under Items 5.02, 8.01 and 9.01 of the Original 8-K is not amended hereby.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company previously announced that Mr. Kingsbury accepted his appointment as the Chief Executive Officer of the Company and the intent to enter into an employment agreement with the Company as a result.

On May 10, 2023, Mr. Kingsbury entered into the Employment Agreement with Kohl’s, Inc., a wholly owned subsidiary of the Company, and the Company (collectively referred to below as the “Employer”). The material terms of the Employment Agreement are summarized below.

Mr. Kingsbury’s employment under the Employment Agreement is for an initial term of two years, and the agreement may be renewed for successive one-year terms, upon mutual written agreement by the Employer and Mr. Kingsbury, executed at least 120 calendar days prior to the end of the then-current term.

Notwithstanding the foregoing, if the Employer appoints a new Chief Executive Officer during the term, then Mr. Kingsbury will transition to the position of Advisor to the Chief Executive Officer, continuing to provide services with regard to the business and operations of the Employer and to receive the compensation and benefits set forth in the Employment Agreement until the end of the term.

The Employment Agreement provides for (i) a $1,475,000 annual base salary, (ii) a target annual bonus equal to 175% of base salary, (iii) eligibility to participate in customary health, welfare and fringe benefit plans that the Employer provides to its senior executives and (iv) a lump-sum cash payment of $160,0000 intended to be applied to Mr. Kingsbury’s expenses associated with his relocation.

Mr. Kingsbury’s long-term incentive opportunity shall be as described in Mr. Kingsbury’s employment offer letter with the Employer dated February 21, 2023. In addition, the Employment Agreement provides that with respect to any equity-based compensation award granted to Mr. Kingsbury in 2024, (i) any time-vesting award will vest in full upon Mr. Kingsbury’s continued employment through the earlier of the one-year anniversary of the grant date or the expiration of the initial term and (ii) any performance-vesting award will become fully time-vested upon Mr. Kingsbury’s continued employment through the earlier of the one-year anniversary of the grant date or the expiration of the initial term (and such award will remain subject to, and will vest upon, the achievement of applicable performance goals over the applicable performance period).

Under the Employment Agreement, on a termination of Mr. Kingsbury’s employment due to Mr. Kingsbury’s death or “disability”, Mr. Kingsbury (or his beneficiary or estate), will be entitled to receive the following severance payments and benefits:

(i)	a cash payment in the aggregate amount of one half of Mr. Kingsbury’s then annual base salary, payable over six months; and

(ii)	a pro rata bonus for the current fiscal year, determined based on actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year.

Under the Employment Agreement, on a termination of Mr. Kingsbury’s employment by Mr. Kingsbury for “good reason”, Mr. Kingsbury will be entitled to receive the following severance payments and benefits:

(i)	a cash payment (the “Severance Payment”), payable in lump sum, in an amount equal to:

(A)

if such termination does not occur within three months prior to or within fifteen months after the occurrence of a “change of control”), Mr. Kingsbury’s then annual base salary for the period of time equal to the greater of (I) the remainder of the then-current term or (II) one year; or

(B)

if such termination occurs within three months prior to or within fifteen months after the occurrence of a “change of control”, (I) Mr. Kingsbury’s then annual base salary (or, if higher, the base salary in effect immediately prior to the “change of control”), for the period of time from the termination date through the eighteen-month anniversary of the expiration date of the then-current term and (II) one and a half times Mr. Kingsbury’s target bonus;

(ii)	a pro rata bonus for the current fiscal year, determined based on actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year;

(iii)

accelerated vesting with respect to the service-vesting component of any equity awards granted to Mr. Kingsbury in 2023 or 2024 (performance-based awards will remain outstanding and eligible to vest based on the achievement of applicable performance goals);

(iv)	outplacement services of up to $20,000; and

(v)	Employer-subsidized healthcare coverage for the period of time with respect to which the applicable Severance Payment is made.

The severance payments and benefits described above are subject to Mr. Kingsbury’s execution and non-revocation of a general release of claims in favor of the Employer and continued compliance with the restrictive covenants contained in the Employment Agreement (e.g., confidentiality, non-competition, non-solicitation and non-disparagement), and are in addition to any accrued amounts (including, any prior year’s earned but unpaid annual bonus).

In connection with his appointment, Mr. Kingsbury will be indemnified under the Employer’s Certificate of Incorporation and Bylaws in his capacity as Chief Executive Officer and will be covered by the Employer’s Directors and Officers liability insurance policies in accordance with their terms.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Thomas Kingsbury, Kohl’s, Inc. and Kohl’s Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2023

KOHL’S CORPORATION

By:	/s/ Jennifer Kent
Jennifer Kent Senior Executive Vice President,
Chief Legal Officer and Corporate Secretary